Exhibit 3.21

Delaware	PAGE 1
The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “WELLS REIT II – 1277 LPB ATLANTA, LLC”, FILED IN THIS OFFICE ON THE TWENTY-NINTH DAY OF FEBRUARY, A.D. 2008, AT 2:13 O’CLOCK P.M.

	Harriet Smith Windsor, Secretary of State
4512177 8100	AUTHENTICATION:	6418589
080262868	DATE:	02 – 29 – 08

You may verify this certificate online

at corp.delaware.gov/authver.shtml

State of Delaware

Secretary of State

Division of Corporations

Delivered 02:33 PM 02/29/2008

FILED 02:13 PM 02/29/2008

SRV 080262868 – 4512177 FILE

CERTIFICATE OF FORMATION

OF

WELLS REIT II – 1277 LPB Atlanta, LLC

The undersigned, in order to form Wells REIT II – 1277 LPB Atlanta, LLC, as a limited liability company under the Delaware Limited Liability Company Act, hereby certifies to the

Secretary of State of the State of Delaware as follows:

1.        The name of the limited liability company is:

Wells REIT II – 1277 LPB Atlanta, LLC

2.        The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of February 29, 2008.

Douglas P. Williams Authorized Person